Exhibit 3.2.64

AMENDED AND RESTATED

BYLAWS

OF

TEMPEST RECOVERY SERVICES, INC.

ARTICLE I

SHAREHOLDERS

1. SHARE CERTIFICATES. Certificates representing shares of the corporation shall set forth thereon the statements prescribed by Section 351.295 of The General and Business Corporation Law of Missouri (the “Law”) and by any other applicable provision of law, shall be signed by the President or a Vice-President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the corporation, and sealed with the seal of the corporation or a facsimile thereof, which may be engraved or printed. Any or all the signatures on the certificate may be facsimile, engraved, or printed. In case any such officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, such certificate may nevertheless be issued by the corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

No certificate shall be issued for any share until such share is fully paid.

2. FRACTIONAL SHARE INTERESTS OR SCRIP. The corporation may issue fractions of a share and it may issue a certificate for a fractional share, or by action of the Board of Directors, may in lieu thereof pay cash equal to the value of such fractional share, or issue scrip or other evidence of ownership which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip or other evidence of ownership aggregating a full share. A certificate for a fractional share shall (but scrip or other evidence of ownership shall not, unless otherwise provided by resolution of the Board of Directors) entitle the holder to all of the rights of a shareholder, including without limitation the right to exercise any voting right, or to receive dividends thereon or to participate in any of the assets of the corporation in the event of liquidation. The Board of Directors may cause such scrip or evidence of ownership (other than a certificate for a fractional share) to be issued subject to the condition that it shall become void if not exchanged for share certificates before a specified date, or subject to the condition that the shares for which such scrip or evidence of ownership is exchangeable may be sold by the corporation and the proceeds thereof distributed to the holders of such scrip or evidence of ownership, or subject to any other conditions which the Board of Directors may deem advisable.

3. SHARE TRANSFERS. Upon compliance with any provisions restricting the transferability of shares that may be set forth in the Articles of Incorporation, these Bylaws, or any written agreement in respect thereof, transfers of shares of the corporation shall be made only on the books of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, or with a transfer agent or a registrar and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon, if any. Except as may be otherwise provided by law, the person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation; provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary of the corporation, shall be so expressed in the entry of transfer.

4. RECORD DATE FOR SHAREHOLDERS. The Board of Directors shall have power to close the transfer books of the corporation for a period not exceeding seventy days preceding the date of any meeting of shareholders or the date of payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of shares shall go into effect; provided, however, that in lieu of closing the stock transfer books, unless prohibited by the bylaws, the Board of Directors may fix in advance a date, not exceeding seventy days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at the meeting, and any adjournment or postponement of the meeting, or entitled to receive payment of the dividend, or entitled to the allotment of rights, or entitled to exercise the rights in respect of the change, conversion, or exchange of shares. In such case only the shareholders who are shareholders of record on the date of closing the transfer books or on the record date so fixed shall be entitled to notice of, and to vote at, the meeting, and any adjournment or postponement of the meeting, or to receive payment of the dividend, or to receive the allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the date of closing of the transfer books or the record date fixed as mentioned in this section. If the Board of Directors does not close the transfer books or set a record date for the determination of the shareholders entitled to notice of, and to vote at, a meeting of shareholders, only the shareholders who are shareholders of record at the close of business on the twentieth day preceding the date of the meeting shall be entitled to notice of, and to vote at, the meeting, and any adjournment or postponement of the meeting; except that, if prior to the meeting written waivers of notice of the meeting are signed and delivered to the corporation by all the shareholders of record at the time the meeting is convened, only the shareholders who are shareholders of record at the time the meeting is convened shall be entitled to vote at the meeting, and any adjournment or postponement of the meeting.

5. MEANING OF CERTAIN TERMS. As used herein in respect of the right to notice of a meeting of shareholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term “share” or “shares” or “shareholder” or “shareholders” refers to an outstanding share or shares and to a holder or holders of record of outstanding shares when the corporation is authorized to issue only one class of shares, and said reference is also intended to include any outstanding share or shares and any holder or holders of record of outstanding shares of any class upon which or upon whom the Articles of Incorporation confer such rights where there are two or more classes or series of shares or upon which or upon whom the Law confers such rights notwithstanding that the Articles of Incorporation may provide for more than one class or series of shares, one or more of which are limited or denied such rights thereunder.

6. SHAREHOLDER MEETINGS.

- TIME. The annual meeting shall be held on the date fixed from time to time by the directors. A special meeting shall be held on the date fixed from time to time by the directors except when the Law confers the right to call a special meeting upon the shareholders.

- PLACE. Annual meetings and special meetings shall be held at such place in or out of the State of Missouri as the directors shall from time to time fix.

- CALL. Annual meetings and special meetings may be called by the directors or the President or the Secretary or by any officer instructed by the directors or the President to call the meeting.

- NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER OF NOTICE. Written notice stating the place, day, and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered or given not less than ten days (or not less than any such other minimum period of days as may be prescribed by the Law) nor more than seventy days before the date of the meeting, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each shareholder. The notice of any annual or special meeting shall also include, or be accompanied by, any additional statements, information, or documents prescribed by the Law. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the records of the corporation, with postage thereon prepaid. Whenever any notice is required to be given to any shareholder, a waiver thereof in writing signed by him, whether before or after the time stated therein, shall be the equivalent to the giving of such notice. Attendance of a shareholder at any meeting shall constitute a waiver of notice of the meeting, except where the shareholder attends the meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

INSPECTORS. If the object of a meeting be to elect directors or to take a vote of the shareholders, the person presiding at such meeting may, but need not, appoint not less than two persons, who are not directors, inspectors to receive and canvass the votes given at such meeting and certify the result to him. In all cases where the right to vote upon any share or shares of the corporation shall be questioned, it shall be the duty of the inspectors, if any, or the persons conducting the vote to require the transfer books of the corporation as evidence of shares held in the corporation, and all shares that may appear standing thereon in the name of any person or persons shall be voted upon by such person or persons, directly by themselves or by proxy. Each inspector, if any, before he shall enter on the duties of his office, shall take and subscribe the following oath before any officer authorized by law to administer oaths: “I do solemnly swear, that I will execute the duties of an inspector of the election now to be held with strict impartiality, and according to the best of my ability.”

- VOTING LIST. The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting or any adjournment thereof, arranged in alphabetical order, with the address of, and the number of shares held by, each. The list shall be kept on file at the registered office of the corporation in the State of Missouri for a period of at least ten days prior to the meeting and shall be subject to inspection by any shareholder at any time during usual business hours. The list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

- CONDUCT OF MEETING. Meetings of the shareholders shall be convened and presided over by one of the following officers in the order of seniority and if present and acting - the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, a Vice-President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the shareholders. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but, if neither the Secretary nor an Assistant Secretary is present, the Chairman of the meeting shall appoint a secretary of the meeting.

- PROXY REPRESENTATION. Every shareholder may authorize another person or persons to act for him by proxy in all matters in which a shareholder is entitled to participate, whether for the purposes of determining his presence at a meeting, or whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting, or otherwise. Every proxy shall be executed in writing by the shareholder, or by his duly authorized attorney-in-fact, and filed with the Secretary of the corporation. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

- QUORUM. Except as may otherwise be provided by the Articles of Incorporation or these Bylaws, a majority of the shares shall constitute a quorum. If less than a quorum shall be attained, the shareholders represented at any such meeting shall have the right successively to adjourn the meeting as provided in Section 351.268 of the law.

- VOTING. In the election of directors, shareholders shall not be entitled to cumulate their votes. Except as the Law, the Articles of Incorporation, or these Bylaws shall otherwise provide, the affirmative vote of the majority of the shares represented at the meeting, a quorum being present, shall be valid as an act of the shareholders.

7. WRITTEN ACTION. Any action required to be taken or which may be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders and shall be filed with the Secretary of the corporation.

ARTICLE II

BOARD OF DIRECTORS

1. FUNCTIONS GENERALLY - COMPENSATION. The property and business and the affairs of the corporation shall be managed by a Board of Directors. The Board may set the compensation of directors.

2. QUALIFICATIONS AND NUMBER. Each director shall be a natural person of full age. A director need not be a shareholder, a citizen of the United States, or a resident of the State of Missouri. The Board of Directors shall consist of three directors, which is the number of directors constituting the Board of Directors as fixed in the Articles of Incorporation, and which shall be the fixed number of directors until changed. The number of directors may be increased or decreased pursuant to the provisions of the Law.

3. ELECTION AND TERM. The initial Board of Directors shall consist of the directors designated and elected by the incorporators and shall hold office until the first annual meeting of shareholders and until their successors have been elected and qualified. Thereafter, directors who are elected at an annual meeting of shareholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next succeeding annual meeting of shareholders and until their successors have been elected and qualified. Except as may otherwise be provided by the Articles of Incorporation, any vacancy or vacancies in the Board of Directors and newly created directorships may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, until the next election of directors by the shareholders of the corporation.

4. MEETINGS.

- TIME. Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

- PLACE. Meetings shall be held at such place within or without the State of Missouri as shall be fixed by the Board.

- CALL. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, of the President, or of a majority of the directors in office.

- NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER. No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. The notice of any regular meeting need not specify the business to be transacted or the purpose of the meeting. Any requirement of furnishing a notice shall be waived by any director who signs a waiver of notice before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of the meeting, except where the director attends the meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

- QUORUM AND ACTION. Except as may otherwise be provided in the Articles of Incorporation or these Bylaws, a majority of the full Board of Directors shall constitute a quorum. Except as herein otherwise provided, and except as may be otherwise provided by the Law, or the Articles of Incorporation, the act of the Board shall be the act of a majority of the directors present at a meeting at which a quorum is present. Members of the Board of Directors or any committee designated thereby may participate in a meeting of said Board or committee by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation by such means shall be deemed to constitute presence at a meeting.

- CHAIRMAN OF THE MEETING. Meetings of the Board of Directors shall be presided over by the following directors in the order of seniority and if present and acting - the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, or any other director chosen by the Board.

5. REMOVAL OF DIRECTORS. Directors may be removed with or without cause pursuant to the provisions of the Law.

6. COMMITTEES. Whenever the number of directors shall consist of three or more, the Board of Directors may, by resolution adopted by a majority of the full Board, designate from among its members an Executive Committee or other committees, which, to the extent provided in the resolution, shall have and exercise all of the authority of the Board of Directors in the management of the corporation.

7. WRITTEN ACTION. Any action required to be taken at a meeting of directors, or any action which may be taken at a meeting of directors or of the Executive Committee or other committee of directors,

if any, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the Board of Directors or of any such committee, if any, as the case may be.

ARTICLE III

OFFICERS

The corporation shall have a President and a Secretary, each of whom shall be chosen by the directors, and may have a Chairman of the Board, a Vice-Chairman of the Board, one or more Vice-Presidents, each of whom shall be chosen by the directors and such other officers and assistant officers and agents as may be deemed necessary, each or any of whom shall be chosen by the directors or in such manner as the directors may resolve. Any two or more offices may be held by the same person.

Unless otherwise provided in the resolution choosing him, each officer shall hold office until the meeting of the Board of Directors following the next annual meeting of shareholders and until his successor has been chosen and qualified.

The officers and agents of the corporation shall have the authority and perform the duties in the management of the property and affairs of the corporation as determined by resolution of the Board of Directors.

Any act required or permitted by any of the provisions of the Law to be done by the President of the corporation may be done instead by the Chairman of the Board of Directors, if any, of the corporation if he has previously been designated by the Board of Directors to be the chief executive officer of the corporation and such designation has been filed in writing with the Secretary of State of the State of Missouri and such notice attested to by the Secretary of the corporation.

The Board of Directors may remove any officer or agent whenever in its judgment the best interests of the corporation will be served thereby.

ARTICLE IV

REGISTERED OFFICE AND AGENT - BOOKS AND RECORDS

The address of the initial registered office of the corporation and the name of the initial registered agent of the corporation are are set forth in the original Articles of Incorporation.

The corporation shall keep at its registered office or at its principal place of business in the State of Missouri, or at the office of its transfer agent in the State of Missouri, if any, books and records in which shall be recorded the number of shares subscribed, the names of the owners of the shares, the numbers owned by them respectively, the amount of shares paid, and by whom, and the transfer of such shares with the date of transfer. The corporation shall keep on file at said registered office the voting list of shareholders in accordance with the provisions of Section 351.255 of the Law.

ARTICLE V

INDEMNIFICATION

The corporation shall, to the fullest extent permitted by the provisions of the General and Business Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said provisions from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said provisions, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any By-Law, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent, and shall inure to the benefit of the heirs, executors, and administrators of such a person.

ARTICLE VI

CORPORATE SEAL

The corporate seal shall have inscribed thereon the name of the corporation and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine or the law require.

ARTICLE VII

FISCAL YEAR

The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors.

ARTICLE VIII

CONTROL OVER BYLAWS

The Board of Directors shall have power to make, alter, amend, or repeal the Bylaws of the corporation except a Bylaw requiring a greater vote of shareholders than is otherwise required by the Law.

I HEREBY CERTIFY that the foregoing is a full, true, and correct copy of the Amended and Restated Bylaws of Tempest Recovery Services, Inc., a corporation of the State of Missouri, as in effect on the date hereof.

WITNESS my hand and the seal of the corporation.

Dated: February 29, 2008

/s/ Joshua Gindin
Joshua Gindin, Secretary